Exhibit 32.1


                               Certification


     The undersigned certifies for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, in his capacity as the chief executive officer of IRON STAR DEVELOPMENT, INC., ("IRON STAR") that to his knowledge, the Form 10-KSB of IRON STAR with financial statements for the year ended December 31, 2005, fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents in all material respects the financial condition and results of operation of IR0N STAR.


Date: March 30, 2006

By: /s/ Wallace Boyack
     Wallace Boyack
     Chief Executive Officer